Exhibit 10.29

CONFIDENTIAL TREATMENT REQUESTED BY NXP B.V.

(88) Nandizi No. 011

Manufacturing and Export Zone Administrative Department,

Ministry of Economy Nanzi Manufacturing and Export Zone

Land Lease Contract

Philips Electronic Building Elements Industries (Taiwan) Ltd. (the “Lessee”) hereby leases one plot of public land in Nanzi Manufacturing and Export Zone from Manufacturing and Export Zone Administrative Department, Ministry of Economy (the “Lessor”). The lessee and the lessor enter into the lease contract as follows:

1.        Place, Area and Rent of the Leased Base

	Place of the Land							Public facilities construction	Number of the
Number of the property	Zone	Section	Subsection	Number of the land	Leased area (m2)	Monthly rent/m2 (Dollars)	Rent payable per month (dollars)	expense payable per month (dollars)	letter approving the lease	Remarks
AL087	Nanzi District	Heping section	The second subsection	708	1344	11.50	15456	0	Jingjiachu zi No. 010147 November 7, 1998

Total					1344	11.50	15456	0

2.        The lease term is totally ten years from May 1, 1999 to April 30, 2009.

3.        The land leased hereunder may be only used by approved enterprise within the zone for constructing factory buildings, warehouses or the ground for the transportation, handling, packing, repair and other operation of the enterprise as well as the offices of the branches established by responsible organ of the enterprise within the zone. In the event the enterprise within the zone leases the base of the factory due to purchasing the standard factory buildings within the zone, the area of the leased base shall be land area that shall be leased as apportioned according to the area of its factory buildings.

4.        Within the period of the contract, if the lessee does not continue using the whole or part of the land leased by it, it shall apply for canceling the lease, but shall not sublease or lend the whole or any part of land to other persons.

5.        The lessee shall automatically pay the treasury agency as designated by the lessor the rent 15,456 New Taiwan Dollars as set forth in Article 1 hereof before the fifth day of each month. If the lessee fails to make the payment after the payment day, liquidated damages will be additionally charged as follows:

5.1      If the delay is more than one month but less than two months, 5% of the amount of the rent will be additionally charged.

5.2      If the delay is more than two months but less than three months, 10% of the amount of the rent will be additionally charged.

5.3      If the delay is more than three months but less than four months, 15% of the amount of the rent a will be additionally charged.

5.4      If the lessee fails to pay off the rent and liquidated damages after four months from the payment day, the lessor may recover the rent and liquidated damages and immediately terminate the contract.

6.        In the event the government prescribes the land price over again according to law, the rent hereunder will be adjusted according to the new land price from the 1st day of the month following the proclamation of new land price.

8.        If the lessee leases the land for constructing factory buildings by itself, it shall commence the construction within three months from the execution of the contract and complete the construction according to the plan. If the lessee fails to commence the construction within the stipulated period or though the lessee applies for postponing the commencement but fails to commence the construction upon expiration of the postponed period or fails to complete the construction according to the plan, the lessor may terminate the contract and withdraw the land, and the rent and public facility construction expenses already paid will not be refunded. If there are uncompleted buildings on the land, the lessor can dispose them at its discretion or require the lessee to remove them, and the lessee shall not raise any objection or resist.

9.        If the lessee must excavate roads within the zone, water supply (drainage) pipeline or other public facilities for constructing factory buildings or other accessory buildings, it shall apply to the lessor for approval and pay the deposit in advance and shall restitute the original state after the completion of the construction. If the lessee fails to restitute the original state, the lessor may forfeit the deposit paid by the lessee.

10.      The lessor may terminate the contract at any time by notifying the lessee under any of the following circumstances.

10.1    The use of the land by the lessee breaches the provisions of this contract.

10.2    Accumulated rent defaulted by the lessee reaches the total amount of the rent for four months.

10.3    The contract may be terminated according to the Civil Law and Land Law.

11.      If the lessee needs reletting the land upon expiration of the lease term, it shall apply for reletting in writing three months prior to the expiration of the lease term. If the lessee does not apply for reletting upon expiration of the foregoing three months period, it shall return the land upon expiration of the lease term. The lessee shall transfer its buildings on the land to other enterprises operating businesses within the zone as approved by the administrative department within six months and shall pay the land rent for such period according to Article 5 hereof. If the lessee fails to conduct such treatment or fails to complete such treatment within six months, it shall be deemed breached the contract, and the lessor may freely dispose of all lessee’s buildings and all the equipments in such buildings on the leased land.

12.      This contract is made in duplicate and will take effect as of the date signed by the Parties. Each Party holds one copy. In the event of any litigation arising from this contract, the competent court shall be designated by the lessor.

The Parties to this Contract:

The Contractor (Lessee): Philips Electronic Building Elements Industries (Taiwan) Ltd.

Representative or Legal Representative: Ze Wenbo

Address: 10 Jingwu Road, Nanzi Manufacturing and Export Zone, Kaohsiung City

Number of the Business License: Jingjiachuxinzi No. 3575

The Contractor (Lessor): Manufacturing and Export Zone Administrative Department,

Ministry of Economy

Legal Representative: Pan Dingbai

Address: 600 Jiachang Road, Nanzi District, Kaohsiung City

May 20, 1999

Land Location and Area drawing

Heping section, Nanzi District, Kaohsiung City